Exhibit 10.17

PROMISSORY NOTE

$14,000,000

Borrower: KBS Legacy Partners Limited Partnership

Dated as of October 25, 2010

FOR VALUE RECEIVED, KBS Legacy Partners Limited Partnership (the “Borrower”) promises to pay to the order of KBS Capital Advisors LLC, its successors and assigns (the “Lender”) the principal sum of $14,000,000, or such lesser amount as shall equal the outstanding amount of the advances made by the Lender to the Borrower from time to time under this Note, together with interest on the unpaid principal so advanced, calculated as set forth in Section 2 below.

1.         Maturity. On April 25, 2011 (the “Stated Maturity Date”), all of the obligations of the Borrower to the Lender, including all outstanding principal, interest and all other amounts due under this Note, shall be due and payable in full. Notwithstanding the preceding sentence, if the maturity date of the $14.0 million loan between the Lender and Wells Fargo Bank, N.A., dated October 25, 2010 (the “Wells Fargo Loan”), is extended to July 25, 2011, the Stated Maturity Date shall be automatically extended to July 25, 2011 without any further action.

2.         Interest Rate. The unpaid principal of this Note shall bear simple interest from the date advanced at the rate of six percent (6%) per annum, or the maximum amount of interest allowed under the laws of the State of California, whichever is less. Interest shall be calculated based on the principal balance outstanding under this Note as may be adjusted from time to time to reflect advances under this Note and the prepayment of outstanding principal and interest. Interest shall not be due and payable until such time as the principal balance of this Note becomes due and payable.

3.         Application of Payments. All payments made on account of this Note, including prepayments, shall be applied first to the payment of any accrued and unpaid interest due hereunder, and the remainder shall be applied to the unpaid principal sum.

4.         Prepayment.

        (a)       Notwithstanding Section 1 above and upon written demand of the Lender, Borrower shall prepay, in whole or in part as specified by the Lender, any accrued and unpaid principal and interest under this Note; provided, however, that Borrower is only required to prepay such amounts if funds are available from the net proceeds of the ongoing initial public offering of KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners REIT”), the Borrower’s sole general partner. Funds shall be deemed to be available from the net proceeds of KBS Legacy Partners REIT’s initial public offering to the extent such proceeds remain following the payment of or reserve for payment of future fees and expenses through the Stated Maturity Date related to KBS Legacy Partners REIT’s operations, including, but not limited to, any fees and expenses related to real estate investments, payment of principal or interest on third-party debt obligations, general and administrative expenses, other general corporate purposes or distributions (including dividend payments to investors in KBS Legacy Partners REIT) of KBS Legacy Partners REIT, determined as of the date of the Lender’s demand.

        (b)       Borrower may prepay the unpaid principal balance of this Note, in whole or in part, together with all interest then accrued under this Note and any other sums then due and payable to Lender under the Note, without premium or penalty, at any time.

5.         Loan Documents. The term “Loan Documents” as used in this Note shall mean collectively this Note and any other instrument or agreement hereafter executed and delivered by the Borrower or any person as evidence of, security for or in connection with this Note or the principal amount evidenced hereby and all renewals, extensions, refinancings, modifications, supplements or amendments hereof.

6.         Commitment Fee. On the date of the closing of the Wells Fargo Loan, the Borrower agrees to pay to the Lender a non-refundable commitment fee in the amount of $140,000 (the “Commitment Fee”). To the extent that the Commitment Fee, or any part thereof, is not paid on the date of the execution and delivery of this Note, such outstanding unpaid balance of the Commitment Fee shall be added to the outstanding principal balance of the Note.

7.         Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

        (a)       Failure of the Borrower to pay any sum due the Lender under this Note or any of the other Loan Documents, when and as the same shall become due, whether at the Stated Maturity Date, by demand for prepayment pursuant to Section 4 hereof or otherwise.

        (b)       Failure of the Borrower to observe or perform any warranty, covenant, condition or agreement to be observed or performed by the Borrower under this Note or any of the other Loan Documents.

8.         Remedies. Upon the occurrence of an Event of Default, at the option of the Lender and upon written notice to Borrower, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws.

9.         Waiver. To the fullest extent permitted by law and except to the extent such rights are expressly provided in this Note, Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence of taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

10.         Expenses. The Borrower shall pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection this Note, including, without limitation, recording costs, intangible taxes, documentary stamps, title insurance premiums and fees and costs of Lender’s counsel incurred in connection with the making and preparation of Loan Documents and closing the Note, and costs related to the collection and enforcement of the Note, including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower.

11.       Governing Law. The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the State of California.

12.       Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Borrower and the Lender and then only to the extent set forth therein.

13.       Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

14.       Replacement. Upon the Borrower’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to the Borrower in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Borrower shall execute and deliver, in lieu thereof, a new Note.

15.       Tax Treatment of Loan. The parties hereto intend that the arrangements reflected in the Loan Documents shall constitute debt for federal income tax purposes and shall be reported by the parties consistent with such intent.

16.       Late Charge; Default Rate. The Borrower recognizes that its default in making any payment as provided under this Note as agreed to be paid when due will require the Lender to incur additional expense in servicing and administering the loan evidenced by this Note, in loss to the Lender of the use of the money due and in frustration to the Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. The Borrower agrees that an amount equal to (a) a late or collection charge equal to four percent (4%) of the amount of such unpaid or due payment (the “Late Charge”) plus (b) the accrual of interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise accruing under this Note as set forth in Section 2 above (the “Default Rate”) is a reasonable estimate of the damage to the Lender in the event of a late payment or any other Event of Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of the Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of the Lender’s right to compel prompt performance.

17.       Pledge of Note. Lender shall pledge this Note to Wells Fargo Bank, N.A., (“Wells Fargo”) as collateral security for the Wells Fargo Loan. Under the loan documents evidencing and securing the Wells Fargo Loan, Wells Fargo is authorized, at any time following the occurrence of a default under the Wells Fargo Loan, to give notice of such default to Borrower and to direct Borrower to make all further payments under this Note directly to Wells Fargo, as pledgee of this Note. In accepting this Note, Lender hereby authorizes and directs Borrower to honor such direction from Wells Fargo, without further acknowledgement or consent from Lender.

18.       Miscellaneous. Each right, power and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No course of dealing or any failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Note or any of the other Loan Documents, or any failure to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release or change any provisions of this Note.

Signature page follows.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

Borrower:

KBS Legacy Partners Limited Partnership

By:	KBS Legacy Partners Apartment REIT, Inc., its sole general partner

	By:	/s/ Guy K. Hays Name: Guy K. Hays Title: Executive Vice President